Delaware The First State Page 1 7034489 8100 Authentication: 204925285 SR# 20244268162 Date: 11-20-24 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LUMINAR TECHNOLOGIES, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 2024, AT 1:48 O`CLOCK P.M.